Exhibit (k)(1)
American
Stock Transfer & Trust Company

Mr. Gary Levine
Re: Ellsworth Convertible Growth & Income Fund

American Stock Transfer & Trust Company

                                   January 3, 2002

Mr. Gary Levine
Bancroft Convertible Fund, Inc.
65 Madison Avenue
Morristown, NJ  07960

Dear Mr. Levine:

     This will confirm our agreement whereby American Stock Transfer & Trust Company will provide Ellsworth Convertible Growth and Income Fund with complete Registrar and Transfer Agent services for a flat monthly fee of $1,000.00. The flat monthly fee covers all services you require including unlimited transfers, reports and mailings to shareholders (stock splits, re-org for new acquisitions and secondary distributions are excluded). The only other fees will be for out-of-pocket expenses such as postage and stationery for mailings to all your shareholders. We guarantee this rate for a period of three years.

     The following services are included in American Stock Transfer & Trust Company's flat monthly fee:

-    Issuing and registering all stock certificates.
-    Issuing stock options through the DWAC system.
-    Processing legal transfers and transactions requiring special handling.
-    Requesting opinion from company's counsel for restricted shares.
-    Mailing certificates to shareholders as a result of transfers.
-    Providing e-mail access for the same day issuance of stock options.
-    Providing daily reports of processed transfers.
-    Maintaining all shareholder accounts.
-    Placing, maintaining and removing stop transfers.
-    Social Security solicitation.
-    Providing a general 800 number for shareholder inquiries.
-    Handling shareholder/broker inquiries, including Internet correspondence.
-    Issuing audit confirmations to company's auditors.
-    Soliciting proxy votes for routine meetings.
-    Imprinting shareholders' names on proxy cards.
-    Mailing material to shareholders.
-    Enclosing multiple proxy cards to same household in one envelope.
-    Receiving remote electronic transmissions from ADP/IECA.
- Transmitting daily proxy tabulation reports to the company via facsimile or telephone.
-    Verifying broker bills.
-    Tabulating proxies.
- Internet proxy voting (voteproxy.com). AST can be contacted via the Internet at our website: www.amstock.com and can receive e-mail at info@amstock.com.
-    Preparing final Proxy Tabulation Reports.
- Monitoring and suppressing undeliverable mail until correct address is located.
-    Furnishing unlimited shareholder lists, in any sequence.
- Providing geographical detail reports of all stocks issued and surrendered over a specific period.
-    Preparing and mailing checks to shareholders.
-    Inserting all required enclosures.
-    Issuing replacements.
-    Maintaining Postal return items.
-    Providing check reconciliation detail to company.
-    Opening and maintaining participant accounts.
- Acknowledging and processing reinvestment, direct debit and optional cash payments.
-    Mailing quarterly dividend reinvestment statements.
-    Corresponding with plan participants.
-    Mailing proceeds to plan participants liquidating or terminating the plan.
-    Mailing year-end tax information to plan participants and the IRS.
-    Providing periodic investment reports to the company.
-    Mailing year-end 1099 forms to shareholders.
-    Furnishing year-end 1099 forms to shareholders.
-    Replacing lost 1099 forms to shareholders.
-    Escheatment reports furnished to various state agencies.

     Any information on our system is available to your company through the Internet and your shareholders can access information pertaining to their accounts either through the Internet or on IVR.

     All   certificate  issuances,  reports,  mailings,  labels,  transfers  and transactions, described above will be provided to you and your shareholders on an unlimited basis.

     If the above meets with your approval, please sign below. Retain one copy for your files and return one signed copy to AST along with a fully executed copy of our appointment forms (enclosed).


                                   Very truly yours,

                                   AMERICAN STOCK TRANSFER & TRUST COMPANY

                                   /s/ Michael Karfunkel

                                   Michael Karfunkel
                                   President

AGREED TO AND ACCEPTED THIS
4th DAY OF JANUARY, 2002.

By   /s/ Gary Levine

     Gary Levine, Treasurer
     (Print Name & Title)